UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                                      OF 1934


      Date of Report (date of earliest event reported)   DECEMBER 15, 1998


                         LASER MORTGAGE MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)


      MARYLAND                   001-13563                    22-353916
    (State or other            (Commission                  (IRS Employer
    jurisdiction of            File Number)                  ID Number)
    incorporation)


    51 JOHN F. KENNEDY PARKWAY, SHORT HILLS, NEW JERSEY           07078
    ---------------------------------------------                 -----
     (Address of principal executive offices)                   (Zip Code)


    Registrant's Telephone Number, including area code:       (973) 912-8770



                                       N/A
       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.

          On December 15, 1998, the registrant issued a press release announcing that it has declared a special fourth quarter distribution in cash of $1.00 per share of common stock. The special distribution is payable on December 30, 1998 to stockholders of record as of December 23, 1998. Depending upon the Company's final reported taxable income for 1998, this distribution may in whole or in part be characterized as a return of capital for tax purposes.

          The registrant also announced that it's management has estimated that as of November 30, 1998, the Company's net asset value per share was between $7.50 and $8.00. Because of the volatility associated with the current interest rate and mortgage securities market, the net asset value as reported at the end of the year may differ from this estimate. The registrant's management also noted that a comparison of the October and November month end estimate for the securities in the portfolio indicates that market values were stable or slightly higher.

          Furthermore, the registrant announced that as of November 30, 1998, the Company's portfolio was comprised of approximately $700 million of agency mortgage pass-through certificates; $95 million of subordinate interests; $16 million of CMOs; $25 million of interest- only certificates and $9 million of mortgage loans.

          The complete text of the press release is set forth as Exhibit 99.1 hereto.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

         None.

(b) Pro Forma Financial Statements

         None.

(c) Exhibits

99.1     Press Release, dated December 15, 1998.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                LASER MORTGAGE MANAGEMENT, INC.


                                By:
                                    /s/ Robert J. Gartner
                                   --------------------------
                                   Name:  Robert J. Gartner
                                   Title: Vice President

Dated: December 16, 1998

                                  EXHIBIT INDEX

EXHIBIT                  DESCRIPTION

99.1     Press Release, dated December 15, 1998.